EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of the eleventh day of February, 2015 (the “Effective Date”) by and between Star Mountain Resources, Inc., a Nevada public company having its principal place of business at 605 W. Knox Rd., Suite 202 Tempe, AZ 85284 (the “Employer”), and Mark Osterberg, an individual currently residing in the City of Marshfield, WI (the “Employee”). As used herein, the term “Parties” shall be used to refer to the Employer and Employee jointly.

WHEREAS:

A. Employer is seeking experienced executives to help guide the company, grow sales and add shareholder value, and

B. Employer is of the opinion that Employee has education, experience and/or expertise which is of value to Employer and its shareholders, and

C. Employer desires to be assured of the association and services of Employee and Employer acknowledges that Employee does not have any existing conditions or incapacity which would render his unfit to fulfill his obligations under this Agreement.

D. Employee is willing and desires to be employed by Employer, and Employer is willing to employ Employee, upon the terms, covenants and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which the Parties hereto acknowledge, Employer and Employee agree as follows:

1.	EMPLOYMENT. Employer hereby agrees to employ Employee and Employee hereby accepts such employment, upon the terms and conditions hereinafter set forth.

2.	TERM. For purposes of this Agreement, “Term” shall commence on the Effective Date and continue until terminated by either party in accordance with Section 6 this Agreement.

3.	COMPENSATION.

3.1	Salary: Employer shall pay Employee a base annual salary of One Hundred and Twenty Thousand Dollars ($120,000) per year gross less taxes as required by law, payable in accordance with Employer’s normal policies but in no event less often than semi-monthly (the “Salary”). Effective Mach 01 for each successive year this Agreement is in effect, compensation shall be adjusted by the Board of Directors of Employer; provided, however, that the adjustment shall be the lesser of a) if the Company is public, President base salary equivalent to the fiftieth (50th) percentile for public companies (listed on Nasdaq, Amex or NYSE for year ending the prior December 31 or later) in similar or like industries or of comparable revenue size and/or EBITDA for companies in lieu of comparable industry benchmarks or b) three percent (3%) increase of the Salary. The Board of Directors shall have the right to increase the Salary more often than annually at its sole discretion.

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3.2	Incentive Compensation: Employer shall also pay to Employee incentive compensation in accordance with Addendum A, Employee Incentive Compensation Plan, attached hereto and made a part hereof by this reference. Incentive Compensation shall be paid not less frequently than annually, and prorated as applicable.

3.3	Incentive Stock Options: Employer hereby grants Employee an option to purchase Employer’s Common Stock (the “Common Stock Purchase Option”) as set forth in Exhibit A attached hereto.

3.4	Stock Option Plan/Stock Purchase Plan: In addition to the Common Stock Purchase Option, Employee shall be eligible to participate in Company’s Stock Option Plan and Stock Purchase Plan during the term of employment as determined by the Company’s Board of Directors.

4.	EMPLOYEE BENEFITS.

4.1	General Benefits: Employee shall be entitled to receive or participate in all benefit plans and programs of Employer that may hereafter be made available to executives or senior management of Employer, which may include some or all of, dental and medical insurance, including coverage for dependents of Employee, pension and profit sharing plans, 401(k) plans, incentive savings plans, stock option plans, group life insurance, salary continuation plans, disability coverage and other fringe benefits.

4.2	Business Expense: Employee shall be entitled to receive proper reimbursement for all reasonable out-of-pocket expenses incurred directly by Employee in performing Employee’s duties and obligations under this Agreement. Employer shall reimburse Employee for such expenses on a monthly basis, upon submission by Employee of appropriate receipts, vouchers or other documents in accordance with Employer’s policy.

4.3	Automobile Expenses: Employer shall provide Employee with auto expense reimbursement for the use of his personal vehicle while performing his duties and obligations under this Agreement; any such reimbursement shall be in compliance with Employer policies and practices from time to time in effect and in no event shall exceed $250/month.

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4.4	Assistance: Employer shall furnish Employee with an executive office (currently expected to be a co-locate at the offices of Summit Capital USA, Inc. in Tempe, AZ), together with a portable computer and office equipment and such other facilities and services as are deemed by the Board of Directors of Employer to be suitable for his position and adequate for the performance of his duties and obligations under this Agreement

4.5	Vacation: Employee shall be entitled during each twelve (12) month period during the Term of this Agreement to a vacation of four (4) weeks during which time Employee’s compensation will be paid in full. Unused days of vacation will be compensated in accordance with Employer’s policy as established by Employer from time to time. Employee may take the vacation periods at any time during the year as long as Employee schedules time off as to not create hardship on Employer. In addition, Employee shall have such other days off as shall be determined by Employer and shall be entitled to paid sick leave and paid holidays in accordance with Employer’s policy.

5.	DUTIES/SERVICE

5.1	Position: Employee is employed as President and Chief Operating Officer and shall perform such services and duties as are defined in Addendum B, Job Description, attached hereto, and as are normally associated with such position, subject to the direction and supervision of the Chief Executive Officer and its Board of Directors.

5.2	Place of Employment: The place of Employee’s employment and the performance of Employee’s duties will be at Employer’s corporate headquarters or at such location as mutually agreed upon by Employer and Employee.

5.3	Extent of Services: Employee shall at all times and to the best of his ability perform his duties and obligations under this Agreement in a reasonable manner consistent with the interests of Employer. Employer shall not materially alter Employee’s title, duties, obligations or responsibilities or transfer Employee outside of the AZ, UT or NV area without Employee’s prior written consent.

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5.3.1 Except as otherwise agreed by Employer and Employee in writing, it is expressly understood and agreed that Employee’s employment is fulltime. Employee may not be employed by other entities or otherwise perform duties and undertakings on behalf of others or for his own interest that have a material impact on his performance of his obligations under this Agreement unless pre-approved by the Board of Directors. Employer acknowledges that Employee presently, or may in the future, serve on the Board of Directors of those Companies listed on Addendum C or other companies and such action shall not be a breach of this section; provided, however, that such other companies either: (a) are listed on Addendum C, attached hereto; or (b) do not compete with Employer or interfere with the performance of Employee’s duties pursuant to this Agreement, as determined in the reasonable judgment of the Board of Directors. Unless otherwise agreed by Employer and Employee in writing, employment of Employee at less than full time shall not affect the vesting of the Option Shares pursuant to this Agreement.

5.3.2 Additionally, Employer recognizes that Employee has, or may have in the future, non-passive equity positions in other companies, which either: (a) are listed on Addendum C attached hereto; or (b) do not compete with Employer in the reasonable judgment of the Board of Directors. Employer recognizes that such equity positions may occasionally require some limited attention from Employee during normal business hours. However, Employee agrees that if such time is reasonably considered to materially impact the performance of Employee’s obligations under this Agreement by the Board of Directors, Employee shall be so advised and noticed by Employer and Employee shall be required to make appropriate adjustments to ensure his duties and obligations under this Agreement are fulfilled.

6.	TERMINATION. The Term of this Agreement shall end upon written notice by either party in accordance with the terms of Section 6 of this Agreement.

6.1	BY RESIGNATION. If Employee resigns with “Good Reason” (as defined below), this Agreement shall terminate but: (a) Employee shall continue to receive, Incentive Compensation in accordance with the terms and conditions of Addendum A and Employee’s Salary payable in periodic installments on Employer’s regular paydays, at the rate then in effect for a period of two years; and (b) all of Employee’s “Incentive Option Shares” (as such term is defined in this Agreement) shall be deemed vested. For purposes of this Agreement, “Good Reason” shall mean: (i) the assignment to Employee of duties inconsistent with the position and nature of Employee’s employment as President and Chief Operating Officer; for greater certainty the Employer being a development stage junior exploration company, the substantial and material reduction of the duties of Employee which is inconsistent with the position and nature of Employee’s employment as President, or the change of Employee’s title indicating a substantial and material change in the position and nature of Employee’s employment; (ii) a non-consensual, significant and substantial reduction in compensation and benefits that would diminish the aggregate value of Employee’s compensation and benefits without Employee’s written consent (except in the case of an equal reduction in salaries for all senior executives because of the financial condition of Employer); or (iii) the failure by Employer to obtain from any successor, an agreement to assume and perform this Agreement. If Employee resigns without Good Reason, Employee shall be entitled to receive Employee’s Salary and Incentive Compensation only through the date of such resignation and Employee’s Option Shares shall be deemed vested only through the date of such resignation.

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6.2	BY REASON OF INCAPACITY OR DISABILITY: If Employee becomes so incapacitated by reason of accident, illness, or other disability that Employee is unable to carry on substantially all of the normal duties and obligations of Employee under this Agreement for a continuous period of ten (10) days (the “Incapacity Period”), this Agreement shall terminate but: (a) Employee shall continue to receive, through the end of the thirty (30) day period after such incapacity, Incentive Compensation in accordance with the terms and conditions of Addendum A; (b) Employee shall receive, during the Incapacity Period and for the one (1) month period thereafter (the “Extended Period”), Employee’s Salary payable in periodic installments on Employer’s regular paydays, at the rate then in effect, reduced only by the amount of any payment(s) received by Employee pursuant to any disability insurance policy proceeds; and (c) Employee’s Option Shares shall be deemed vested through the Extended Period. For purposes of the foregoing, Employee’s permanent disability or incapacity shall be determined in accordance with Employer’s disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by Employer’s Board of Directors in its good faith judgment based upon Employee’s inability to perform normal and reasonable duties and obligations.

6.3	BY REASON OF DEATH: If Employee dies during the Term of or any renewal term hereof this Agreement, Employer shall: (a) pay to the estate of Employee, through the end of the then current month, Employee’s Incentive Compensation in accordance with the terms and conditions of Addendum A; (b) pay to the estate of Employee, for a period of three (3) months beginning on the date of death (the “Extended Period”), Employee’s Salary payable in periodic installments on Employer’s regular paydays, at the rate then in effect; and (c) Employee’s Option Shares shall be deemed vested through the date of the Extended Period. Other death benefits will be determined in accordance with the terms of Employer’s benefit plans and programs.

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6.4	BY EMPLOYER FOR CAUSE: If the Term of this Agreement is terminated by Employer for Cause: (a) Employee shall be entitled to receive Employee’s Salary and Incentive Compensation only through the date of termination; and (b) Employee’s Option Shares shall be deemed vested only through the date of such termination for Cause. However, if a dispute arises between Employer and Employee that is not resolved within sixty (60) days and neither party initiates arbitration proceedings pursuant to Section 11.8, Employer shall have the option to pay Employee the lump sum of one (1) month base of Employee’s Salary at the time of termination (the “Severance Payment”) rather than Employee’s Salary and Incentive Compensation through the date of termination, and Employee’s Option Shares shall be deemed as null and void from inception through the date of such termination for Cause. Such determination to pay the Severance Payment in lieu of Employee’s Salary and Incentive Compensation shall be made in the reasonable judgment of the Board of Directors. If Employer elects to make a payment to Employee of the Severance Payment, the Parties hereto agree that such payment and the payment provided by Section 6.6 shall be Employee’s complete and exclusive remedy for such a termination for Cause. For purposes of this Agreement, “Cause” shall mean: (i) any act of dishonesty or fraud with respect to Employer, as reasonably determined by the Board of Directors; (ii) the conviction of Employee of a felony, or any crime involving moral turpitude or (iii) any other criminal act, reasonably determined by the Board of Directors, to be causing harm to Employer’s standing and reputation; (iv) Employee’s continued failure to perform Employee’s duties to Employer after ten (10) days’ written notice thereof (spelling out in sufficient detail such failures); to Employee, without correction of such failure or (v) the actual conduct of, and not merely the allegation of, negligence or misconduct by Employee with respect to Employer, as reasonably determined by the Board of Directors.

6.5	BY EMPLOYER WITHOUT CAUSE: If Employer terminates the Employee’s employment without Cause: (a) Employee shall be entitled to receive Incentive Compensation in accordance with the terms and conditions of Addendum A, and Employee’s Base Salary for a period of one (1) month, payable in periodic installments on Employer’s regular paydays, at the rate then in effect; and (b) all of Employee’s Option Shares shall be deemed vested through the date of such termination.

6.6	EFFECT OF TERMINATION ON UNUSED VACATION TIME: Upon the termination of this Agreement for any reason whatsoever, Employee shall lose the right to receive any accrued but unused vacation time, and any benefits vested under the terms of any applicable benefit plans.

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7.	CHANGE IN CONTROL: In the event of a Change In Control (as defined below); and notwithstanding the fact that Employee may continue to provide services from and after the Change In Control, Employee shall receive (a) Incentive Compensation in accordance with the terms and conditions of “Addendum A” and a lump sum payment of Employee’s Salary representing two months of such salary at the rate applicable on the date of a Change In Control; and (b) all of Employee’s “Incentive Option Shares” (as such term is defined herein) shall be deemed vested. For purposes of this Agreement, “Change In Control” shall mean (1) a merger or consolidation in which securities possessing more than seventy five percent (75%) of the total combined voting power of Employer’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction in a transaction approved by the stockholders, or the sale, transfer, or other disposition of more than seventy five percent (75%) of the total combined voting power of Employer’s outstanding securities to a person or persons different from the persons holding those securities immediately prior to such transaction; or (2) the sale, transfer or other disposition of all or substantially all of the Employer’s assets in complete liquidation or dissolution of Employer other than in connection with a transaction described in Section 7.1 above, and other than in connection with a petition by the Employer under Chapter 7 or 11 of the U.S. Bankruptcy Laws then in effect.

8.	NON-DISCLOSURE AND INVENTION AND COPYRIGHT ASSIGNMENT AGREEMENT. Employee’s employment is subject to the requirement that Employee sign, observe and agree to be bound, both during and after Employee’s employment, by the provisions of Employer’s Non-Disclosure and Invention and Copyright Assignment Agreement, a copy of which is attached hereto as Addendum D. Employee’s execution of the Non-Disclosure and Invention and Copyright Assignment Agreement is an express condition precedent to Employee’s and Employer’s obligations under this Agreement. Employee further agrees to execute, deliver and perform, during the Term of Employee’s employment with Employer and thereafter, any other reasonable confidentiality and non-disclosure agreements concerning Employer and any of its affiliates and its business and products, which Employer promulgates for other key employees and executives.

9.	RETURN OF EMPLOYER PROPERTY: Employee agrees that upon any termination of his employment, Employee shall return to Employer within a reasonable time not to exceed two (2) weeks, any of Employer’s property in his possession or under his control, including but not limited to, computer/office automation equipment, records and names, addresses, and other information with regard to customers or potential customers of Employer with whom Employee has had contact or done business.

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10.	RELATIONSHIP OF PARTIES: The Parties intend that this Agreement create an employee-employer relationship between the Parties.

11.	NOTICES: All notices, required and demands and other communications hereunder must be in writing and shall be deemed to have been duly given when personally delivered or when placed in the United States Mail and forwarded by Registered or Certified Mail, Return Receipt Requested, postage prepaid, or when forwarded via reputable overnight carrier, addressed to the party to whom such notices is being given at the following address:

As to Employer:

Star Mountain Resources, Inc.

605 W. Knox Rd

Suite 202

Tempe, AZ 85284

Attn: C.E.O.

As to Employee:

Mark Osterberg

1507 W. 4th Street

Marshfield, WI 54449

Address Change: Any party may change the address(es) at which notices to it or him, as the case may be, are to be sent by giving the notice of such change to the other Parties in accordance with this Section 10.

12.	MISCELLANEOUS:

12.1	Entire Agreement. This Agreement and the Addendums hereto contain the entire agreement of the Parties. This Agreement may not be altered, amended or modified except in writing duly executed by both of the Parties.

12.2	Assignment. Neither party, without the written consent of the other party, can assign this Agreement.

12.3	Binding. This Agreement shall be binding upon and inure to the benefit of the Parties, their personal representative, successors and assigns and in the event of any subsequent merger, consolidation, or similar transaction by Employer, all rights of Employee shall continue and remain enforceable, at Employee’s election against any said successor or assign.

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12.4	No Waiver. The waiver of the breach of any covenant or condition herein shall in no way operate as a continuing or permanent waiver of the same or similar covenant or condition.

12.5	Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. The Parties hereto agree to replace any invalid provision with a valid provision which most closely approximates the intent of the invalid provision.

12.6	Interpretation. This Agreement shall not be construed more strongly against any party hereto regardless of which party may have been more responsible for the preparation of Agreement.

12.7	Governing Law This Agreement shall be governed by and construed under the laws of the State of Arizona, without reference to the choice of law principles thereof.

12.8	Arbitration.

12.8.1 Any dispute or claim arising to or in any way related to this Agreement shall be settled by binding arbitration in Phoenix, Arizona but any dispute or controversy arising out of or interpreting this Agreement shall be settled in accordance with the laws of the State of Arizona as if this Agreement were executed and all actions were performed hereunder within the State of Arizona. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association (“AAA”). AAA shall designate an arbitrator from an approved list of arbitrators following both Parties’ review and deletion of those arbitrators on the approved list having a conflict of interest with either party. Each party shall pay its own expenses associated with such arbitration and except for Employer’s obligations under the Securities Exchange Act of 1934, the Parties agree to keep all such matters confidential. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within 30 days of submission of any claim or dispute, shall be in writing and mailed to all the Parties included in the arbitration. The decision of the arbitrator shall be binding upon the Parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.

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12.8.2 The only claims or disputes excluded from binding arbitration under this Agreement are the following: any claim by Employee for workers’ compensation benefits or for benefits under an Employer plan that provides its own arbitration procedure; and any claim by either party for equitable relief, including but not limited to, a temporary restraining order, preliminary injunction or permanent injunction against the other party.

12.9	Titles. Titles to the sections of this Agreement are solely for the convenience of the Parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.

12.10	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but together which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

Employer:	STAR MOUNTAIN RESOURCES, INC.
a Nevada corporation

	By:	/s/ Joseph Marchal
(signature)

Joseph Marchal
(Type/Print name)

Chairman & Chief Executive Officer
(Office held)

Employee:

	By:	/s/ Mark Osterberg
(signature)

Mark Osterberg
(Type/Print name)

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ADDENDUM A

EMPLOYEE INCENTIVE COMPENSATION PLAN

This Employee Incentive Compensation Agreement (this “Agreement”) is entered into as of this 11th day of February, 2015, by and between Star Mountain Resources, Inc., a Nevada corporation (the “Employer”), and Mark Osterberg (“Employee”), as follows:

WHEREAS, it is in the best interest of Employer and Employee to enter into a continuing arrangement to cover annual Employee Incentive bonuses, and

WHEREAS, both Parties to this Agreement desire to memorialize various aspects of their relationship:

NOW, THEREFORE, the Parties hereby agree as follows:

1.	Addendum. This Agreement is in an addendum to that certain Employment Agreement effective of even date herewith.

2.	Signing Bonus. Within sixty (60) days after the commencement of this Employment Agreement, Employer shall pay to Employee a one-time signing bonus of fifty thousand (50,000) common shares of Star Mountain Resources, Inc.

3.	Employee Incentive Bonus: Employee Incentive bonuses granted pursuant to this Agreement shall be paid annually, within ten (10) days of the completion of the annual independent audit of Employer. Such bonuses shall be one-half (1/2) percent of Employer’s “Gross Sales” up to a maximum of 25% of Employee’s Salary.

4.	Termination: Termination of employment with Employer shall not affect payment of any incentive bonus, which shall continue to be governed by the Employment Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

Employer:	STAR MOUNTAIN RESOURCES, INC.,
a Nevada corporation

	By:	/s/ Joseph Marchal
(signature)

Joseph Marchal
(Type/Print name)

Chairman & Chief Executive Officer
(Office held)

Employee:

	By:	/s/ Mark Osterberg
(signature)

Mark Osterberg
(Type/Print name)

ADDENDUM B

Job Description for Mark Osterberg

Job Title:	President & Chief Operating Officer
Department:	Executive
Reports To:	Chief Executive Officer

SUMMARY

The President has primary responsibility for planning, organizing, staffing, and operating Star Mountain Resources, Inc. and its subsidiaries and affiliates (“SMRS” or the “Company”) toward its primary objectives, based on profit and return on capital, and is accountable to the Chief Executive Officer and the Board of Directors for the results of performance of all employees.

The President is accountable for the management of the daily affairs of the Company to achieve the corporate goals and increase shareholder value.

Along with the CEO, the President helps to establish and communicate the management style, corporate culture, business philosophy and ethical values by which Star Mountain will operate.

The President manages and directs Star Mountain by performing the following duties personally or through subordinate managers.

ESSENTIAL DUTIES AND RESPONSIBILITIES include the following. Other duties may be assigned

.

Plans the overall business strategy and goals of Star Mountain that will assure a defined rate of return on stockholder investment and establishes objectives for each function to meet those goals, with the approval of the CEO and cooperation of the Board of Directors.

Plans, coordinates, and controls the daily operation of Star Mountain through Star Mountain’s managers. In conjunction with the CEO, prepares and presents an annual business plan and budget, for Star Mountain’s operations, to the Board of Directors.

Establishes current and long range goals, objectives, plans and policies, subject to approval by the CEO and the Board of Directors.

Determines the appropriate organization structure and staffing responsibilities required to meet Star Mountain’s objectives. Dispenses advice, guidance, direction, and authorization to carry out major plans, standards and procedures, consistent with established policies and Board approval.

Meets with Star Mountain’s executives to ensure that operations are being executed in accordance with Star Mountain’s policies.

Oversees the adequacy and soundness of Star Mountain’s financial structure.

Reviews operating results of Star Mountain, compares them to established objectives, and takes steps to ensure that appropriate measures are taken to correct unsatisfactory results.

Plans and directs all investigations and negotiations pertaining to mergers, joint ventures, the acquisition of businesses, or the sale of major assets with approval of the Board of Directors.

Establishes and maintains an effective system of communications throughout Star Mountain.

Fulfills responsibility to the CEO and the Board of Directors to inform or seek approval for significant matters such as financing, capital expenditures, and appointment of officers.

Ensures that Star Mountain business transactions are conducted in accordance with prevailing legal and regulatory requirements.

Reviews and determines approval of all recommendations for compensation of managers and employees.

At the request of the CEO, Participates and/or presents at stockholders meetings.

Represents Star Mountain with major customers, shareholders, the financial community, Security and Exchange Commission and the public.

Plans and develops industrial, labor, and public relations policies designed to improve Company’s image and relations with customers, employees, stockholders, and public.

Evaluates the performance of executives for compliance with established policies and objectives of the Company, as well as determining the projects, direction, strategies and contributions from executive managers and employees in attaining objectives.

Any other job, duty or task reasonably assigned from time to time by the CEO and/or the Board of Directors of Star Mountain acting reasonably.

ADDENDUM C

Approved Non- Star Mountain.

Business Activity Exemptions

Description of Business Activity

Any charitable work for a recognized 501 c 3 charitable cause

Any position or work performed in furtherance of the reasonable aims of any religious organization to which the Employee is associated.

Any part-time work that will not materially interfere with the conduct of completion of the Employee’s duties and responsibilities to Star Mountain.

Any work, function or position that, in the sole discretion of the CEO or Board of Directors, is approved hereunder.

ADDENDUM D

EMPLOYEE NONDISCLOSURE AND INVENTION
AND
COPYRIGHT ASSIGNMENT AGREEMENT

In consideration of my employment by Star Mountain Resources, Inc. or any of its subsidiaries and affiliates (“Employer”):

1. I will promptly disclose to Employer in writing all discoveries, concepts and ideas, whether patentable or un-patentable, including but not limited to processes, designs, innovations, inventions, formulas, methods, and techniques, as well as improvements and know-how related thereto, made, conceived, reduced to practice or learned by me while in Employer’s employ, either solely or jointly with others during my employment (“Employer Inventions”). This Agreement shall not apply to any Invention developed entirely on my own time without using Employer’s equipment, supplies, facilities or trade secret information, except for those items and inventions that either: (i) relate, at the time of conception or reduction to practice of the invention, to Employer’s business or any of the products or services being developed, manufactured or sold by Employer or which may conveniently be used in relation therewith, or actual, or demonstrably anticipated research or development of Employer, or (ii) result from any work performed by me for Employer.

(a) I hereby assign to Employer all of my right, title and interest in and to all such Employer Inventions and to applications for United States and/or foreign letters patent and to United States and/or foreign letters patent granted upon such Employer Inventions.

(b) I will acknowledge and deliver promptly to Employer such written instruments and do such other acts, such as giving testimony in support of my inventorship as may be necessary in the opinion of Employer to obtain and maintain United States and/or foreign letters patent and to vest the entire right and title thereunto in Employer.

(c) I agree that, except for works listed on the attached Schedule 1, which list the Employer and I may jointly add to from time to time, title to any and all copyrights, copyright registrations and copyrightable subject matter which occurs as a result of my employment by Employer shall be the sole and exclusive property of Employer, and that such works comprise works made for hire. I hereby assign, and agree to assign, all of said copyrights to Employer.

(d) I have listed on the attached Schedule 2, all unpatented, but potentially patentable, ideas and inventions conceived before my employment with Employer of which I am presently aware and which I reasonably believe are not of value to Employer based on its current business plans, as disclosed to me prior to the Effective Date.

2. As a direct or indirect consequence of my employment with Employer, I have been and will/may be exposed to highly sensitive and confidential information (some of which I may in the future, develop or contribute to) not generally, if at all, known or available to persons or entities not in some way affiliated with Employer and/or affiliates (“Confidential Information”). Confidential Information shall include, without limitation, all: (i) information that has or could have commercial value or other utility in the business in which Employer and its affiliates are engaged or contemplate engaging in; and (ii) all information the unauthorized disclosure of which could be detrimental to the interests of Employer and/or its affiliates, whether or not such information is identified as Confidential Information by Employer. By example, and without limitation, Confidential Information includes: financial statements and records, illustrations, prototypes, models, whether patentable or un-patentable, trade secrets, know-how, concepts and other data, trademarks, copyrights, design features, or configurations of any kind, procedures, demonstrations, methods, processes, uses, manufacturing information, techniques, formulas, improvements, research and development data, pamphlets, books, reports or other documents, inspection procedures, apparatuses, compounds, compositions, combinations, programs, software and works of authorships, whether discovered, conceived, developed, made or produced, research and development projects; strategic alliances; confidential information of other entities or companies with whom Employer or its affiliates may enter into joint ventures, strategic alliances or other business relationships; the identity of consultants and assistants; future advertising and marketing methods and plans; detailed sales and pricing information and formulas; budgets; product performance; sources of products; production and distribution methods or procedures; business methods, procedures and plans; licensing arrangements; customer product preferences and requirements; and, additional information relating to financial, marketing, technical, developmental and/or other business aspects, of Employer and/or Employer’s affiliates. I agree and understand that any and all of the foregoing is considered by Employer to be of a highly confidential nature and as a trade secret. The term “Confidential Information” shall not include any information obtained by me through (i) industry publications which are disseminated to or can be acquired by businesses in the industry, (ii) Dodge Reports and Dun & Bradstreet and any similar information services, (iii) any Chamber of Commerce or other trade association reports, or (iv) reports from governmental agencies (iv) is or becomes publicly known through no wrongful act of Employee; (vi) is, at the time of disclosure, already known to Employee; (vii) is, or subsequently comes into Employee’s possession without any obligation restricting disclosure, rightfully and without breach of a duty of confidentiality owed to Employer;. In furtherance of the foregoing, I agree as follows:

(a) To refrain from reproducing or making any summary, extract or abridgement of, other than in the regular course of business, or removing, any business record, document, schematic, drawing, instrument, component or any other item dealing with the Confidential Information without prior written consent therefor.

(b) To refrain from discussing with any other person or persons, whether or not said persons are in the employ of Employer, any aspect of the Confidential Information, except as said discussions directly relate to completion of the particular task at hand and/or in compliance with instructions to do so.

(c) To accept and maintain the Confidential Information on a confidential basis and to protect and safeguard same against unauthorized publication or disclosure.

(d) Other than in furtherance of my employment with Employer, not to use, directly or indirectly, for my own or for my future employer’s advantage, any Confidential Information learned during my employment with Employer and which is not made publicly known (through no fault of mine).

(e) Not to disclose, publicize, reveal or make available, directly or indirectly, any of the Confidential Information to any firm, person, or entity whatsoever, except (i) in the course of my duties as President of Employer, or (ii) for a disclosure which is required, if at all, by statute, order of court or otherwise by law, and then only after first advising Employer of such demand with reasonably sufficient advance notice, if possible, so as to afford Employer an opportunity to seek a protective order.

(f) Upon termination of my employment, to turn over to a designated individual employed by Employer all property then in my possession, custody or immediate control belonging to Employer. I will not retain any original, copy, summary or abridgement of any document which contains Confidential Information, including correspondence, memoranda, reports, calendars, contracts, notebooks, drawings, photos or other documents relating in any way to the Confidential Information of Employer or its affiliated companies and which are entrusted to me or developed by me at any time during my employment with Employer, all of which, will be delivered to Employer immediately upon termination of my employment.

(g) Not to interfere with the relationship between and/or among Employer and its consultants, agents, employees or others working on research and development projects or providing services or products to or for Employer, nor disclose the identity of said individuals and/or entities so long as not otherwise Confidential Information.

Schedule 1

to Addendum D

Copyrighted And Copyrightable Work Exempt From

This Employee Nondisclosure And Invention

And Copyright Assignment Agreement

Description of Work	Employee’s Signature	Employer’s Signature

None

Schedule 2

to Addendum D

Unpatented But Potentially Patentable

Ideas And Inventions

Conceived Prior To Employment With Employer

Description of Ideas & Inventions	Employee’s Signature	Employer’s Signature

None

EXHIBIT A

The Option represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred in the absence of a registration statement covering said Options or an opinion of counsel satisfactory to the Company that such registration is not required.

COMMON STOCK PURCHASE OPTION

No. 1

For the Purchase of Common Stock, $0.001 Par Value per Share,

of STAR MOUNTAIN RESOURCES, INC..

(Incorporated Under the Laws of the State of Nevada)

Name of Registered Owner: Mark Osterberg

Amount of Option: Option to Purchase Two Hundred & Fifty Thousand (250,000) Shares of Common Stock (the “Option.”

THIS IS TO CERTIFY, that, for value received, Mark Osterberg or registered assigns (the “Holder”), is entitled, subject to the vesting provisions of Section 1.02 and the terms and conditions hereinafter set forth, on or after February 11, 2015 and at any time prior to 5:00 P.M., Phoenix, AZ Time, March 1, 2020, but not thereafter, to purchase such number of shares (the “Shares”) of Common Stock, $0.001 par value (the “Common Stock”), of STAR MOUNTAIN RESOURCES, INC., a Nevada corporation (the “Corporation”), from the Corporation as stated above and upon payment to the Corporation of Fifty Cents ($0.50) per share (the “Purchase Price”) if and to the extent this Option is exercised, in whole or in part, during the period this Option remains in force and to receive a certificate or certificates representing the Shares so purchased, upon presentation and surrender to the Corporation of this Option, with the form of subscription attached hereto duly executed, and accompanied by payment of the Purchase Price of each Share purchased.

ARTICLE I -- TERMS OF THE OPTION

Section 1.01 Subject to the provisions of Sections 1.02, 1.05 and 3.01 hereof, this Option may be exercised at any time after 9:00 A.M., Phoenix, AZ time, on February 15, 2015 (the “Exercise Commencement Date”), but not later than 5:00 P.M., March 1, 2020 (the “Expiration Time”) at which it shall become void, and all rights hereunder shall thereupon cease. Any rights to purchase the Company’s Common Stock subject to the Options will be forfeited to the extent such Options are not exercised prior to the Expiration Time.

Section 1.02 (1) This Option shall be deemed vested in the Holder as follows: (a) Fifty Thousand (50,000) options to purchase fifty thousand (50,000) shares shall be deemed to fully vested upon execution of the Employment Agreement to which this Option is attached and shown as Exhibit A; and (b) the remaining two hundred thousand (200,000) options for the purchase of two hundred thousand (200,000) shares shall be fully vested at the rate of fifty thousand (50,000) options upon the close of each fiscal quarter from and commencing on the close of the first fiscal quarter from and after the date of the Employment Agreement. Further and subject to the foregoing, the holder of this Option (the “Holder”) may exercise this Option, in whole or in part, upon surrender of this Option with the form of subscription together with the full Purchase Price for each Share to be purchased in lawful money of the United States, or by check, bank draft or postal or express money order payable in United States dollars (“Monies”) to the order of the Corporation, and upon compliance with and subject to the conditions set forth herein.

(2) Upon receipt of this Option with the form of subscription duly executed and accompanied by payment of the aggregate Purchase Price for the Shares for which this Option is then being exercised, the Corporation shall cause to be issued certificates for the total number of whole Shares for which this Option is being exercised in such denominations as are required for delivery to the Holder, and the Corporation shall thereupon deliver such certificates to the Holder or its nominee.

(3) In case the Holder shall exercise this Option with respect to less than all of the Shares that may be purchased under this Option, the Corporation shall execute a new Option for the balance of the Shares that may be purchased upon exercise of this Option and deliver such new Option to the Holder.

Section 1.03 Prior to due presentment for registration of transfer of this Option, the Corporation may deem and treat the Holder as the absolute owner of this Option (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Corporation shall not be affected by any notice to the contrary.

Section 1.04 Any assignment permitted hereunder shall be made by surrender of this Option to the Corporation at its principal office with the form of assignment attached hereto duly executed and funds sufficient to pay any transfer tax. In such event, the Corporation shall, without charge, execute and deliver a new Option in the name of the assignee named in such instrument of assignment and this Option shall promptly be canceled. This Option may be divided or combined with other Options which carry the same rights upon presentation thereof at the corporate office of the Corporation together with a written notice signed by the Holder, specifying the names and denominations in which such new Options are to be issued. Any hypothecation, transfer, sale, or assignment of this Option must conform to the provisions of the Securities Act of 1933, as amended together with any applicable state securities laws.

Section 1.05 Nothing contained in this Option shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Corporation.

Section 1.06 If this Option is lost, stolen, mutilated or destroyed, the Corporation shall, on such reasonable terms as to indemnity or otherwise as it may impose (which shall, in the case of a mutilated Option, include the surrender thereof), issue a new Option of like denomination and tenor as, and in substitution for, this Option, which shall thereupon become void. Any such new Option shall constitute an additional contractual obligation of the Corporation, whether or not the Option so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

Section 1.07 The Corporation covenants and agrees that at all times it shall reserve and keep available for the exercise of this Option such number of authorized Shares as are sufficient to permit the exercise in full of this Option. The Corporation covenants that all Shares when issued upon the exercise of this Option will be validly issued, fully paid, non-assessable and free of preemptive rights.

Section 1.08 The Corporation represents and warrants that this Option is qualified as an “incentive stock option” as defined in the Internal Revenue Code of 1986, as amend (the “Code”), and that the exercise price of this Option represents the current fair market value of the Option, as set forth in the regulations promulgated pursuant to the Code.

ARTICLE II -- ADJUSTMENT OF PURCHASE PRICE

AND NUMBER OF SHARES PURCHASABLE UPON EXERCISE

Section 2.01 In case the Corporation shall, while this Option remains unexercised, in whole or in part, and in force effect a recapitalization of such character that the Shares purchasable hereunder shall be changed into or become exchangeable for a larger or smaller number of shares, then, after the date of record for effecting such recapitalization, the number of Shares of Common Stock which the Holder hereof shall be entitled to purchase hereunder shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason such recapitalization, and of the Purchase Price, per share, whether or not in effect immediately prior to the time of such recapitalization, of such recapitalized Common Stock shall in the case of an increase in the number of such Shares be proportionately reduced, and in the case of a decrease in the number of such Shares shall be proportionately increased. For the purposes of this Section 2.01, a stock dividend, stock split-up or reverse split shall be considered as a recapitalization and as an exchange for a larger or smaller number of shares, as the case may be.

Section 2.02 In case of any consolidation of the Corporation with, or merger of the Corporation into, and corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then, as a condition of such consolidation, merger or sale or conveyance, adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Option and in lieu of Shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock or securities as may be issued in connection with such consolidation, merger or sale or conveyance, with respect to or in exchange for the number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such consolidation, merger or sale or conveyance, not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Option to the end that the provisions hereof shall be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

Section 2.03 (a) In case the Corporation shall, while this Option remains unexercised, in whole or in part, and in force, issue (otherwise than by stock dividend or split-up or reverse split) or sells shares of its Common Stock (hereinafter referred to as “Additional Shares”), there shall be no adjustment in the number of Shares purchasable upon exercise of this Option or the Purchase Price, or both of them, on account of the issuance of the Additional Shares or otherwise.

(b) In case the Corporation shall, while this Option remains unexercised, in whole or in part, and in force, issue or grant any rights to subscribe for or to purchase, or any option (other than employee stock options, referred to in subsection (a) above), for the purchase of, (i) Common Stock or (ii) any indebtedness or shares of stock convertible into or exchangeable for Common Stock being hereinafter referred to as “Convertible Securities”), or issue or sell Convertible Securities, there shall be no adjustment in the number of Shares purchasable upon exercise of this Option or the Purchase Price, or both of them, on account of the issuance of any said rights, option, or Convertible Securities or any combination of them.

Section 2.04 Subject to the provisions of Section 2.05 below, in case the Corporation shall, while this Option remains unexercised, in whole or in part, and in force, declare to make any distribution of its assets to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of distribution, the Holder shall be entitled upon exercise of this Option and purchase of any or all of the Shares of Common Stock subject hereto, to receive the amount of such assets (or, at the option of the Corporation, a sum equal to the value thereof at the time of such distribution to holders of Common Stock as such value is determined by the Board of Directors of the Corporation in good faith) which would have been payable to the Holder had he been the holder of such Shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.

Section 2.05 Except as otherwise provided in Section 2.02 above, in the case of any sale or conveyance of all or substantially all of the assets of the Corporation in connection with a plan of complete liquidation of the Corporation, in the case of the dissolution, liquidation or winding-up of the Corporation, all rights under this Option shall terminate on a date fixed by the Corporation, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and not later than thirty (30) days after such commencement date. Notice of such termination of purchase rights shall be given to the Holder at least thirty (30) days prior to such termination date.

Section 2.06 Any adjustment pursuant to the provisions of this Article II shall be made on the basis of the number of Shares of Common Stock which the Holder would have been entitled to acquire by exercise of this Option immediately prior to the event giving rise to such adjustment and, as to the Purchase Price per share in effect immediately prior to the rise to such adjustment. Whenever any such adjustment is required to be made, the Corporation shall forthwith determine the new number of Shares of Common Stock which the Holder hereof shall be entitled to purchase hereunder and/or such new Purchase Price per share and shall prepare, retain on file and transmit to the Holder within 10 days after such preparation a statement describing in reasonable detail the method used in calculating such adjustment.

Section 2.07 Anything contained herein to the contrary notwithstanding, the Corporation shall not be required to issue any fraction of a Share in connection with the exercise of this Option, and in any case where the Holder would, except for the provisions of this Section 2.07, be entitled under the terms of this Option to receive a fraction of a Share upon such exercise, the Company shall upon the exercise and receipt of the Purchase Price, issue the largest number of whole Shares purchasable upon exercise of this Option. The Corporation shall not be required to make any cash or other adjustment in respect of such fraction of a Share to which the Holder would otherwise be entitled. The Holder, by the acceptance of this Option, expressly waives his right to receive a certificate for any fraction of a Share upon exercise hereof.

Section 2.08 The form of Option need not be changed because of any change pursuant to this Article II in the Purchase Price or in the number of Shares of Common Stock purchasable upon the exercise of a Option, and Common Stock Purchase Options issued after such change may state the same Purchase Price and the same number of shares of Common Stock as are stated in the Options initially issued pursuant to the Agreement.

ARTICLE III --

REGISTRATION UNDER THE SECURITIES ACT OF 1933

Section 3.01 This Option and the Shares of Common Stock issuable upon exercise of this Option have not been registered under the Securities Act of 1933, as amended (“the Act”). Any Shares of Common Stock issued upon exercise of this Option shall bear the following legend:

“The Shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred in the absence of a registration statement covering said Shares or an opinion of Counsel to the Company that such registration is not required.”

This Option and all Shares acquired upon exercise of this Option are Arestricted securities@ within the meaning of the Securities Act of 1933. No grant of any right to register the Option or the Shares underlying this Option is hereby granted.

ARTICLE IV -- OTHER MATTERS

Section 4.01 The Corporation will from time to time promptly pay, subject to the provisions of paragraph (4) of Section 1.02 hereof, all taxes and charges that may be imposed upon the Corporation in respect of the issuance or delivery of this Option or the Shares purchasable upon the exercise of this Option.

Section 4.02 All the covenants and provisions of this Option by or for the benefit of the Corporation shall bind and inure to the benefit of its successors and assigns hereunder.

Sections 4.03 Notices or demands pursuant to this Option to be given or made by the Holder to or on the Corporation shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Corporation, as follows:

STAR MOUNTAIN RESOURCES, INC.

605 W. Knox Rd.

Suite 202

Tempe, AZ 85284

Notices to the Holder provided for in this Option shall be deemed given or made by the Corporation if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to the Holder at his last known address as it shall appear on the books of the Corporation.

Section 4.04 The validity, interpretation and performance of this Option shall be governed by the laws of the State of Nevada.

Section 4.05 Nothing in this Option expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Corporation and the Holder any right, remedy or claim under promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Option shall be for the sole and exclusive benefit of the Corporation and its successors and of the Holder, its successors and, if permitted, its assignees.

Section 4.06 The Article headings herein are for convenience only and are not part of this Option and shall not affect the interpretation thereof.

IN WITNESS WHEREOF, this Option has been duly executed by the Corporation under its corporate seal as of the ____ day of February, 2015.

STAR MOUNTAIN RESOURCES, INC.

BY:

ITS:

Subscription Form

COMMON STOCK PURCHASE OPTION

STAR MOUNTAIN RESOURCES, INC.

605 W Knox Rd.

Suite 202

Tempe, AZ 85284

The undersigned hereby irrevocably subscribes for the purchase of shares of your Common Stock pursuant to and in accordance with the terms and conditions of this Option, and herewith makes payment, covering such shares of Common Stock which should be delivered to the undersigned at the address stated below, and, if said number of shares shall not be all of the shares purchasable hereunder, that a new Option of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below.

The undersigned agrees that: (1) the undersigned will not offer, sell, transfer or otherwise dispose of any such shares of Common Stock unless either (a) a registration statement, or post-effective amendment thereto, covering such shares of Common Stock has been filed with the Securities and Exchange Commission pursuant to the Securities Act if 1933, as amended (the “Act”), and such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the shares of Common Stock to be so sold, transferred or otherwise disposed of, or (b) counsel to STAR MOUNTAIN RESOURCES, INC. satisfactory to the undersigned has rendered an opinion in writing and addressed to STAR MOUNTAIN RESOURCES, INC.. that such proposed offer, sale, transfer or other disposition of the shares of Common Stock is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition; (2) STAR MOUNTAIN RESOURCES, INC. may notify the transfer agent for its Common Stock that the certificates for the Common Stock acquired by the undersigned are not to be transferred unless the transfer agent receives advice from STAR MOUNTAIN RESOURCES, INC. that one or both of the conditions referred to in (1)(a) and (1)(b) above have been satisfied; and (3) STAR MOUNTAIN RESOURCES, INC. may affix the legend set forth in Section 3.01 of this Option to the certificates for shares of Common Stock hereby subscribed for, if such legend is applicable.

Dated:	Signed:

Name:

Address: